UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

RCMW Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-56135

Wyoming	94-0490694
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2232 Dell Range Blvd Ste 245, Cheyenne, WY	82009
(Address of principal executive offices)	(Zip Code)

(437) 230-7399

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, Par Value $0.00001	RCMW	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

Removal of British Columbia Cease Trade Order

On July 22, 2021, the British Columbia Securities Commission (“BCSC”), issued a Revocation Order to revoke a Cease Trade Order (“CTO”) in effect for RCMW Group, Inc. (“the Company” or “the Registrant”). The BCSC in British Columbia Canada initiated the CTO on the Company. The CTO was issued for failure to file comparative annual financial statements, as required under Part 4 of National Instrument 51-102 Continuous Disclosure Obligations (“NI 51-102”). The Company has been fully reporting with the SEC since March 30, 2020 and is current with its filings. In March 2021, the Company commenced reporting its financials on the Canadian SEDAR system. The Company recently completed filing its required reports on the SEDAR system to the satisfaction of the BCSC. For this reason, the BCSC has revoked the CTO, effective July 22, 2021. With the Revocation Order, there are no regulatory orders in Canada preventing the purchase or sale of the Company’s shares. (See Exhibit 99.1.)

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Exhibit Description	Filed herewith
99.1	Revocation Order for RCMW Group, Inc issued by the British Columbia Securities Commission, dated July 22, 2021	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RCMW Group, Inc. Registrant

Date: July 26, 2021		/s/ Michael Shenher
	Name:	Michael Shenher
Chief Executive Officer